As filed with the Securities and Exchange Commission on October 3, 2003.
Registration No. 333-_______
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1
Registration Statement under The Securities Act of 1933

Air-Q Wi-Fi Corporation
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	7389	01-0623010
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5555 Hilton Avenue, Suite 206, Baton Rouge, Louisiana 70808 (225) 923-1034
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Office)

David Loflin, President	Air-Q Wi-Fi Corporation
5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(225) 923-1034
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:	Eric Newlan, Esq. NEWLAN & NEWLAN 819 Office Park Circle Lewisville, Texas 75057 972-353-3880
Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

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CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	8,331,000 issued shares	$2.11(3)	$17,578,410	$1,422.09
	3,500,000 unissued shares	$.20(4)	700,000	56.63
	3,500,000 unissued shares	$.30(5)	1,050,000	84.95
	3,500,000 unissued shares	$.40(6)	1,400,000	113.26
	3,500,000 unissued shares	$.50(7)	1,750,000	141.58
Total	22,331,000 shares		$22,478,410	$1,827.83
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers such additional indeterminate shares of Common Stock as may be issued by reason of adjustments in the number of shares of Common Stock pursuant to anti-dilution provisions contained in various Common Stock Purchase Warrants. Because such additional shares of Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.

(2)

All shares being registered will be offered and sold by selling shareholders. All of the shares noted as being "issued" have, as of the date hereof, been issued to the selling shareholders. All of the shares noted as being "unissued" underlie currently outstanding and exercisable warrants.

(3)

Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the closing price reported on the OTC Bulletin Board on September 30, 2003, $2.11 per share.

(4)	Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.20 per share.
(5)	Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.30 per share.
(6)	Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.40 per share.
(7)	Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.50 per share.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Up to 22,331,000 Shares Air-Q Wi-Fi Corporation
Common Stock $.001 par value

This prospectus relates to 22,331,000 shares of our common stock offered for sale by persons other than Air-Q W-Fi Corporation, who are referred to as the selling shareholders. 8,331,000 of these shares have been issued by us, and 14,000,000 of these shares will be issued by us upon exercise of common stock purchase warrants. We are paying nearly all of the expenses of this offering.

Our common stock is listed on the OTC Bulletin Board under the symbol “AQWF”. On September 30, 2003, the last reported sale price of our common stock, as reported by the OTC Bulletin Board, was $2.11 per share.

Investing in our common stock involves risk. Please see “Risk Factors”, beginning on page 4, for an explanation of some of these risks.

The selling shareholders are “underwriters” within the meaning of the Securities Act of 1933, as amended. Any broker executing sell orders on behalf of a selling shareholder may be deemed to be an “underwriter” of this offering.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______________, 2003

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TABLE OF CONTENTS
Page
Summary
The Offering
Risk Factors
Special Note Regarding Forward-Looking Statements
Dilution
Use of Proceeds
Trading and Market Prices
Dividends
Capitalization
Selected Financial Data
Change of Independent Auditor
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Business
Management
Certain Transactions
Principal Shareholders
Litigation
Plan of Distribution
Selling Shareholders
Description of Capital Stock
Legal Matters
Experts
About This Prospectus
Where You Can Find More Information
Index to Financial Statements

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing in the back of this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors.”

Our Business

We are a start-up business. Our new management has committed all available current and future capital and other resources to the commercial exploitation of our “Wi-Fi” (wireless fidelity) Internet access products (these proprietary products are referred to as our Wi-Fi products). Our first market is Baton Rouge, Louisiana, where we have opened the first three segments of our planned Wi-Fi network. Our business plan is based on the marketing of our wireless Internet access services (these services are referred to as our Wi-Fi services) to businesses and residential customers using our Wi-Fi products, as well as to visitors to our markets with Wi-Fi compatible laptop computers and other wireless devices.

Our business is subject to numerous risks, which are highlighted in the section entitled “Risk Factors” beginning on page ___. In particular, we have never had significant revenues nor earned a profit, and we can be expected to incur significant operating losses for the foreseeable future.

Corporate Information

Air-Q Wi-Fi Corporation was organized as a Delaware corporation in January 1988, under the name “Oliver Owen Corporation”. Our named changed to “Spartan Oil Corporation” in 1989 and to HomeGate Corporation in 2000. In 2003, we again changed our name to “Covenant Financial Corporation”. In conjunction with a change-in-control transaction occurring in June 2003, we changed our name from Covenant Financial Corporation to “Air-Q Wi-Fi Corporation”. Our principal office is located at 5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808. Our telephone number is (225) 923-1034; our fax number is (225) 923-1036. Our web site address is www.air-q.com. Information on, or that can be accessed through, our web site is not a part of this prospectus.

THE OFFERING

The selling shareholders are offering for sale their respective shares of selling shareholder stock, as described under “Plan of Distribution” and “Selling Shareholders”, beginning on pages ___ and ___, respectively.

Common Stock offered by Selling Shareholders(1):	Up to 22,331,000 shares(2)
Common Stock Outstanding Prior to this Offering:	19,394,204 shares
Common Stock Outstanding After this Offering:	43,394,204 shares(3)
OTC Bulletin Board Trading Symbol:	AQWF
(1) Specific information concerning each of the selling shareholders and the securities offered by them is included under “Selling Shareholders” on page ___.

(2) 8,331,000 of these shares are currently issued and outstanding and will be offered and sold by the selling shareholders; and 14,000,000 of these shares may be purchased from us upon the exercise of outstanding warrants and thereafter offered and sold by the selling shareholders.

(3) Assumes the exercise of all 24,000,000 currently issued and exercisable warrants.

RISK FACTORS

You should carefully consider the risks described below before you decide to buy our common stock. If any of the following risks occur, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Relating to Air-Q

Because we have a short operating history, there is a limited amount of information about us upon which you can evaluate our business and potential for future success.

We have only a limited operating history upon which you can evaluate our full business and prospects. You must consider the risks and uncertainties frequently encountered by early-stage companies in new and rapidly evolving markets, such as the market for Wi-Fi “hotspot” Internet access services.

We may be unable to obtain sufficient capital to sustain our business or pursue our growth strategy.

Currently, we do not have sufficient financial resources to implement our complete business plan. There is no assurance that we will be able to generate revenues that are sufficient to sustain our operations, nor can we assure you that we will be able to obtain additional sources of financing in order to satisfy our working capital needs. Should needed financing be unavailable or prohibitively expensive when we require it, it is possible that we would be forced to cease operations.

Our future operating results may vary from period to period, and, as a result, we may fail to meet the expectations of our investors and analysts, which could cause our stock price to fluctuate or decline and inhibit our ability to obtain funds.

Our revenues and results of operations are expected to fluctuate as we make financial commitments to facilitate expected growth. The following factors will influence our operating results:
-	access to funds for capital expenditures, including Wi-Fi equipment purchases;
-	market acceptance of our Wi-Fi services;
-	the rates of new Wi-Fi services subscriber acquisition and retention;
-	changes in our pricing policies or those of our competitors; and
-	potential competition from large, well-funded national telecommunications companies.

Our future personnel costs, marketing programs and overhead cannot be adjusted quickly and are, therefore, relatively fixed in the short term. Our operating expense levels will be based, in part, on our expectations of future revenue. If actual revenues are below our expectations, our results of operations will suffer and we could be forced to cease operations.

Period-to-period comparisons of our results of operations will likely not provide reliable indications of our future performance.
Price fluctuations of our common stock could negatively impact our ability to obtain needed capital.

If we fail to address the Internet industry’s evolving standards and rapid technological changes, our business could be harmed.

The Internet access market is constantly evolving, due primarily to technological innovations, as well as evolving industry standards, changes in subscriber needs and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose us to risks of equipment obsolescence. We must use leading technologies effectively, continue to develop our technical expertise and enhance our existing services on a timely basis to remain competitive in this industry. We cannot assure you that we will be able to do so.

Our ability to compete successfully in our markets also depends on the continued compatibility of our services with products and systems utilized and sold by various third parties. Our failure to do so could cause us to lose a competitive position in our markets, thereby causing harm to our business.

Our Wi-Fi services are new and consumer acceptance may not be achieved.

Our Wi-Fi services are new and do not enjoy wide-spread name recognition among consumers. If we are unable to achieve consumer acceptance of our products, it is unlikely that we would be able to earn a profit.

If our security measures are breached and unauthorized access is obtained to a customer’s internal network, our services may be perceived as not being secure and customers may curtail or stop using our services.

It is imperative that the data transfers of our customers be secure. Important to our ability to attract and retain customers is our network security, the authentication of the end user’s credentials. These measures are designed to protect against unauthorized access to our customers’ networks. Because techniques used to obtain unauthorized access or to sabotage networks change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures against unauthorized access or sabotage. If an actual or perceived breach of network security occurs, regardless of whether the breach is attributable to our services, the market perception of the effectiveness of our security measures could be harmed. We have not experienced any significant security breaches to our network.

We face strong competition in our market, which could make it difficult for us to succeed.

We compete for customers primarily with facilities-based carriers, as well as with other non-facilities-based network operators. Some of our competitors have substantially greater resources, larger customer bases, longer operating histories and greater name recognition than we have. In addition, we face the following challenges from our competitors:

-

Price. Because many of our competitors own and operate physical networks, there is very little incremental cost for them to provide additional Internet connections. Should we be forced to lower our prices to compete, we would likely suffer a reduction in revenues.

-

Additional Services. Some of our competitors provide services that we do not, such as local exchange and long distance services and voicemail services. Potential customers that desire these services may choose to obtain their Internet access services from the competitor that provides these additional services.

-

Other Business Relationships. Potential customers may be motivated to purchase their Internet access services from a competitor in order to maintain or enhance their respective business relationships with that competitor.

Our customers require a high degree of reliability in our services and, if we cannot meet their expectations, demand for our services will decline.

Any failure to provide reliable Internet access or a satisfactory experience for our customers, whether or not caused by our own failure, could reduce demand for our services. Because we have only recently begun to place customers on our Wi-Fi system, we have yet to experience any negative customer response.

If wireless Internet access demand does not continue to expand, we may experience a shortfall in revenues or earnings or otherwise fail to meet public market expectations.

The growth of our business is dependent, in part, upon the increased use of Wi-Fi Internet access services and our ability to capture a higher proportion of this market. If the demand for Wi-Fi services does not continue to grow, then we may not be able to expand our business, achieve and maintain profitability or meet public market expectations. We believe increased usage of Wi-Fi services depends on numerous factors, including:

-	the willingness of potential customers to make technology expenditures;
-	the availability of security products necessary to ensure data privacy over the public networks;
-	the quality, cost and functionality of Wi-Fi services and competing services;
-	the increased adoption of wired and wireless broadband Internet access methods; and
-	the proliferation of electronic wireless devices and associated software applications.

We could fail to overcome the severe competition for Internet access customers, which would impair our ability to earn a profit and cause our overall financial condition to deteriorate.

The market for Internet access services is extremely competitive and highly fragmented. As there are no significant barriers to entry, we expect that competition will intensify over time. Our competitors include many large, nationally-known companies, such as America Online and Earthlink. These and other companies possess greater resources, particularly access to capital sources, market presence and brand name recognition than do we. In addition, we will face competition from other wireless Internet access providers and larger, national cellular telephone service providers. If we are unable to overcome this severe competition, we do not expect that we would earn a profit and our overall financial condition would decline.

The telecommunications industry has recently experienced a dramatic decline, which may cause consolidation among network service providers and impair our ability to provide reliable, redundant service coverage and negotiate favorable network access terms.

The telecommunications industry has recently experienced dramatic technological change and increased competition that have led to significant declines in network access pricing. Further, the revenues of network service providers have declined as a result of the general economic slowdown. As a result, network service providers have experienced operating difficulties in the last several years, resulting in poor operating results and a number of these providers declaring bankruptcy. If these conditions continue, some of these service providers may consolidate or otherwise cease operations, which would reduce the number of network service providers from which we would be able to obtain network access. To the extent this were to occur, while we would still be able to maintain operations and our Wi-Fi services with a small number of network service providers, we would potentially not be able to provide sufficient alternative access points in some geographic areas, which could diminish our ability to provide broad, reliable, redundant coverage. Further, our ability to negotiate favorable access rates from network service providers could be impaired, which could increase our network access expenses and harm our operating results.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in operations, which could place a significant strain on our operations, in general, and development of services, our internal controls and other managerial, operating and financial resources, in particular. If we do not manage future expansion effectively, our business will be harmed. To manage any future expansion effectively, we will need to improve our operational and financial systems and managerial controls and procedures, which include the following:

-	managing our research and development efforts for new and evolving technologies;
-	expanding the capacity and performance of our network infrastructure;
-	developing our administrative, accounting and management information systems and controls; and
-	effectively maintaining coordination among our various departments.

Litigation arising out of intellectual property infringement could be expensive and disrupt our business.

We cannot be certain that our products do not, or will not, infringe upon patents, trademarks, copyrights or other intellectual property rights held by third parties, or that other parties will not assert infringement claims against us. From time to time, we may be involved in disputes with these third parties. Any claim of infringement of proprietary rights of others, even if ultimately decided in our favor, could result in substantial costs and diversion of our resources. Successful claims against us may result in an injunction or substantial monetary liability, which could, in either case, significantly impact our results of operations or materially disrupt the conduct of our business. If we are enjoined from using a technology, we will need to obtain a license to use the technology, but licenses to third-party technology may not be available to us at a reasonable cost, or at all.

We depend on our key personnel; the loss of any key personnel could disrupt our operations, adversely affect our business and result in reduced revenues.

Our future success will depend on the continued services and on the performance of our senior management, particularly our president, David Loflin, and, as we grow, other key employees. We have entered into employment agreements with both of our officers. The loss of their services for any reason could seriously impair our ability to execute our business plan, which could reduce our revenues and have a materially adverse effect on our business and results of operations. We have not purchased any key-man life insurance.

Our directors and executive officers own enough of our common stock effectively to control directors’ elections and thereby control our management policies.

Our directors and executive officers own, directly and indirectly, approximately 45% of our currently outstanding common stock. These shareholders may be able effectively to control the outcome of corporate actions requiring shareholder approval by majority action. Their stock ownership may have the effect of delaying, deferring or preventing a change in control of Air-Q Wi-Fi Corporation.

Our business plan is not based on independent market studies, so we cannot assure you that our strategy will be successful.

We have not commissioned any independent market studies concerning the extent to which customers will utilize our Wi-Fi services and products. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our key management personnel, and upon other available information concerning the communications industry. If our management’s assumptions prove to be incorrect, we will not be successful in establishing our Wi-Fi services business.

We may not be able to protect our intellectual property rights, which could dramatically reduce our ability to earn a profit.

We currently rely on common law principles for the protection of our copyrights and trademarks and trade secret laws to protect our proprietary intellectual property rights. We do not intend to file patent applications relating to our Wi-Fi system. We have not yet filed trademark applications relating to the “Air-Q Wi-Fi” and “Q-Spot” brand names.

Without patent or trademark protection, the existing trade secret and copyright laws afford us only limited protection. Third parties may attempt to disclose, obtain or use our technologies. Others may independently develop and obtain patents or copyrights for technologies that are similar or superior to our technologies. If that happens, we may need to license these technologies and we may not be able to obtain licenses on reasonable terms, if at all, thereby causing great harm to our business.

Risks Relating to Our Industry

Financial, political or economic conditions could adversely affect our revenues.

Our revenues and profitability depend on the overall demand for Internet access services. Further acts of terrorism, such as occurred on September 11, 2001, international hostilities or other future financial, political, economic and other uncertainties could lead to a reduction in the use of our Wi-Fi services, thereby reducing our revenues.

Government regulation of, and legal uncertainties regarding, the Internet could harm our business.

Internet-based communication services generally are not subject to federal fees or taxes imposed to support programs such as universal telephone service. Changes in the rules or regulations of the U.S. Federal Communications Commission or in applicable federal communications laws relating to the imposition of these fees or taxes could result in significant new operating expenses for us, and could negatively impact our business. Any new law or regulation pertaining to Internet-based communication services, or changes to the application or interpretation of existing laws, could decrease the demand for our services, increase our cost of doing business or otherwise harm our business. It is possible that there will be an increase in the number of laws and regulations pertaining to the Internet. These laws or regulations may relate to taxation and the quality of products and services. Furthermore, the applicability to the Internet of existing laws governing intellectual property ownership and infringement, taxation, encryption, obscenity, libel, employment, personal privacy, export or import matters and other issues is uncertain and developing and we are not certain how the possible application of these laws may affect us. Some of these laws may not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty in the Internet market, which could reduce demand for our services, increase our operating expenses or increase our litigation costs.

Security concerns may delay the widespread adoption of the Internet by potential business customers, which would reduce demand for our Wi-Fi services.

The Internet is a public network and information is sent over this network from many sources. Advances in computer capabilities, new discoveries in the field of code breaking or other developments could result in compromised security on our network or the networks of others. Security and authentication concerns with respect to the transmission over the Internet of confidential information, such as corporate access passwords and the ability of hackers to penetrate online security systems, may reduce the demand for our services. Further, new access methods, devices, applications and operating systems have also introduced additional vulnerabilities which have been actively exploited by hackers. Any well-publicized compromises of confidential information may reduce demand for Internet-based communications, including our Wi-Fi services.

Risks Relating to Our Common Stock

Concentration of ownership of our common stock may prevent new investors from influencing significant corporate decisions.

Prior to and following this offering, our directors, entities affiliated with our directors and our executive officers will beneficially own a significant percentage of our outstanding common stock. Assuming the exercise of all outstanding warrants, after this offering, these persons and entities will own approximately 20% of our then-outstanding common stock. These shareholders, as a group, may be able to control our management and our affairs. Acting together, they could control most matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. The concentration of ownership may also delay or prevent a change of control of Air-Q at a premium price, if these shareholders oppose it. See the “Principal Shareholders” section for details regarding our stock ownership and how beneficial ownership is calculated.

Anti-takeover provisions in our corporate documents may discourage or prevent a takeover.

Provisions in our restated certificate of incorporation and bylaws may have the effect of delaying or preventing an acquisition or merger in which we are acquired or a transaction that changes our board of directors. Specifically, these provisions:

-	authorize the board to issue preferred stock without shareholder approval;
-	prohibit cumulative voting in the election of directors;
-	limit the persons who may call special meetings of shareholders; and
-	establish advance notice requirements for nominations for the election of the board of directors or for proposing matters that can be acted on by shareholders at shareholder meetings.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large shareholders, in particular those owning 15% or more of the outstanding voting stock, from consummating a merger or combination to which we are a party. These provisions could limit the price that investors might be willing to pay in the future for our common stock. See “Description of Capital Stock” for a further discussion of these provisions.

A large number of shares may be sold in the market in connection with this offering, which may depress the market price of our common stock.

You can expect that sales of a substantial number of shares of our common stock in this offering will occur. These sales, or the perception that these sales could occur, could cause the market price of our common stock to decline. Assuming the exercise of all of our outstanding warrants, approximately 55% of our outstanding shares of common stock will be tradable in the public markets upon commencement of this offering. In addition, a large majority of the remaining shares of our common stock will be eligible for sale in the public markets beginning in June 2004, under Rule 144 of the SEC.

You will suffer substantial dilution in the net tangible book value of the common stock you purchase.

You will suffer substantial and immediate dilution, due to the lower book value per share of our common stock compared to the purchase price per share of our common stock. We cannot predict your actual dilution.

The market price of our common stock will continue to be extremely volatile, and it may drop unexpectedly.

The stock market in general, and the market for technology-related stocks in particular, has recently experienced dramatic declines and fluctuations that have often been unrelated to the operating performance of companies. If market-based or industry-based volatility continues, the trading price of our common stock could decline significantly independent of our actual operating performance, and you could lose all or a substantial part of your investment. The market price of our common stock could fluctuate significantly as a result of several factors, including:

-	actual or anticipated variations in our results of operations;
-	announcements of innovations, new services or significant price reductions by us or our competitors;
-	announcements by us or our competitors of significant contracts or acquisitions;
-	our failure to meet the performance estimates of investment research analysts;
-	changes in financial estimates by investment research analysts; and
-	general economic and market conditions.

Our common stock is a “penny stock”.

Our common stock is quoted on the NASDAQ’s OTC Bulletin Board and is considered a “penny stock”, as long as it trades below $5.00 per share. Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the SEC. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure statement prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, as well as the monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. In this regard, it can be expected that investors in our common stock may find it more difficult to profit on their investments in our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including particularly in the sections entitled “Prospectus Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under “Risk Factors” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.

DILUTION
As of June 30, 2003, we had a total of 17,919,204 shares of common stock outstanding and a net tangible book value of $0.005 per share.

A purchase of our common stock will result in substantial and immediate dilution in your investment. Dilution is the reduction of a purchaser’s investment measured by the difference between the price paid per share of common stock and the net tangible book value per share at the time of purchase.

The following table depicts the potential dilution to purchasers of our common stock, without taking into account any other changes in our net tangible book value since June 30, 2003, assuming various purchase prices:

Public Offering Price Per Share	Net Tangible Book Value Per Share At Time of Offering	Dilution per Share to Purchasers
$1.00	$.005	$.995
$1.25	$.005	$1.245
$1.50	$.005	$1.495
$2.00	$.005	$1.995
$3.00	$.005	$2.995
$5.00	$.005	$4.995
You will incur substantial dilution when you purchase our common stock. However, because the market price of our common stock fluctuates, we cannot predict the actual dilution you will incur.

USE OF PROCEEDS
We will not receive any of the proceeds of sales of our common stock by the selling shareholders.

Should all of our outstanding warrants be exercised, we would receive cash proceeds of approximately $8,400,000. The funds received from the exercise of warrants would be used to purchase Wi-Fi equipment, to deploy “Q-Spots”, for marketing and for working capital.

TRADING AND MARKET PRICES

Beginning on June 30, 2003, our common stock began to be quoted on the OTC Bulletin Board, under the symbol “AQWF”. Prior to that date, our common stock was quoted on the OTC Bulletin Board, under the symbol “CVNT”. The table below sets forth, for the period indicated, the high and low bid prices for our common stock, as reported by the OTC Bulletin Board.

Quarter Ended	High Bid	Low Bid
March 31, 2002	$5.50	$.50
June 30, 2002	$.50	$.50
September 30, 2002	$1.50	$.50
December 31, 2002	$1.50	$1.50
March 31, 2003	$1.50	$1.50
June 30, 2003	$.75	$.50
September 30, 2003	$.2.08	$.75
These prices represent quotations between dealers without adjustment for retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

You should note that our common stock, like many technology-related stocks, is likely to experience significant fluctuations in its price and trading volume. We cannot predict the future trading patterns of our common stock.

On September 30, 2003, the number of record holders of our common stock, excluding nominees and brokers, was 110 holding 19,394,204 shares.

DIVIDENDS

We have never paid any cash dividends on our common stock. Our board of directors currently intends to retain future earnings to support operations and to finance the growth and development of our business and does not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2003. This table should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus.
As of June 30, 2003 (unaudited)
Long-Term Liabilities	$0

Stockholders' Equity (Deficit):
Common Stock - $.001 par value; 50,000,000 shares authorized, 17,919,204 shares issued	17,919
Additional Paid-in Capital	53,159
Deficit Accumulated in the Development Stage	(83,300)
Subscriptions Receivable	(400,000)
Total Capitalization	$87,778

SELECTED FINANCIAL DATA

The following selected financial data have been derived from our consolidated financial statements, which appear elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with our financial statements, related notes and other financial information included elsewhere in this prospectus.

STATEMENTS OF OPERATIONS DATA:
Period from June 17, 2003 (Inception), through June 20, 2003
General and administrative expenses	$0
Net loss	0
Net loss per share	0
Weighted average shares outstanding	11,000,000

BALANCE SHEET DATA:
Pro Form Consolidated
June 20, 2003	Balance Sheet
(unaudited)
Assets	$0	$0
Current Liabilities	0	29,716
Accumulated Deficit	0	(36,285)
Stockholders’ Equity (Deficit)	0	(29,716)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Background

On June 20, 2003, there occurred a change in control of Air-Q Wi-Fi Corporation, formerly Covenant Financial Corporation. Following the change-in-control transaction, our then-directors resigned and our new board of directors was installed.

Also, on June 20, 2003, pursuant to a stock purchase agreement, we acquired all of the outstanding capital stock of Air-Q Corp., a Nevada corporation (“Air-Q NV”), by issuing a total of 11,000,000 shares of our common stock to the shareholders of Air-Q NV. Our board of directors did not employ any standard valuation formula or any other standard measure of value.

Change in Business Plan

We are a start-up business. Our new management has committed all available current and future capital and other resources to the commercial exploitation of our “Wi-Fi” (wireless fidelity) Internet access products (these proprietary products are referred to as our Wi-Fi products). Our first market will be Baton Rouge, Louisiana. Our business plan is based on the marketing of our wireless Internet access services (these services are referred to as our Wi-Fi services) to businesses and residential customers using our Wi-Fi products, as well as to visitors to our markets with Wi-Fi compatible laptop computers and other wireless devices. We will derive our revenues from monthly Internet access customer charges, as well as from hourly and daily Internet access charges paid by visitors to our markets.

Recent Sales of Equity

In June 2003, we entered into four separate securities purchase agreements. Under each agreement, we issued securities for cash in the amount of $125,000, as follows: 1,250,000 shares of our common stock, 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.20 per share, 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share, 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.40 per share and 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.50 per share. For more information about these agreements, please see the discussion under “Certain Transactions - Securities Purchases”.

As of June 30, 2003, we had received only $100,000 of the total funds owed under these agreements. As of the date hereof, we had received a total of $400,000 under these agreements. Our management believes that the balance of the funds owed under these agreements will be received during the third quarter of 2003.

Critical Accounting Policies
There were no material changes to our critical accounting policies during the six months ended June 30, 2003.
There were no material changes to our critical accounting policies during fiscal 2002.

Management's Discussion and Analysis discusses the results of operations and financial condition as reflected in our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and judgments, including those related to accounts receivable, inventory valuation, amortization and recoverability of long-lived assets, including goodwill, litigation accruals and revenue recognition. Management bases its estimates and judgments on relevant factors, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

While we believe that the factors considered provide a meaningful basis for the accounting policies applied in the preparation of the consolidated financial statements, we cannot guarantee that our estimates and assumptions will be accurate. If such estimates and assumptions prove to be inaccurate, we may be required to make adjustments to these estimates in future periods.

Revenue Recognition

We will charge our customers monthly service fees and recognize the revenue in the month the services are provided or equipment is sold. Allowances for estimated returns and discounts will be recognized when sales are recorded and will be based on the experience of our management. Significant management judgments and estimates must be made and used in connection with establishing these allowances in any accounting period. Material differences may result in the amount and timing of revenues for any period if management makes different judgments or utilizes different estimates.

Asset Impairment

In assessing the recoverability of our fixed assets, goodwill and other non-current assets, we consider changes in economic conditions and make assumptions regarding estimated future cash flows and other factors. If these estimates or their related assumptions change in the future, we may be required to record impairment charges.

Litigation and Tax Assessments

Should we become involved in lawsuits, we intend to assess the likelihood of any adverse judgments or outcomes of any of these matters as well as the potential range of probable losses. A determination of the amount of accrual required, if any, for these contingencies will be made after careful analysis of each matter. The required accrual may change from time to time, due to new developments in any matter or changes in approach (such as a change in settlement strategy) in dealing with these matters.

Additionally, in the future, we may become engaged in various tax audits by federal and state governmental authorities incidental to our business activities. We anticipate that we will record reserves for any estimated probable losses for any such proceeding.

Inventories

Our inventories are valued at the lower of cost or market value. We also identify obsolete items of inventory that are not forecasted to be used in our future operations and record an allowance for those items. We expect to perform a full physical inventory count on an annual basis for the foreseeable future. However, as we expand our operations, it is possible that we may instead rely on cycle counts at warehouses and distribution centers to measure inventory.

Accounts Receivable

We will maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We will provide a general allowance for customer accounts based on historical collection and write-off experience from the telecommunications industry, and a specific allowance for any individually significant customers who are known to be experiencing financial difficulties. Judgment is critical because some customers may experience financial difficulties. If the financial condition of any such customer were to worsen, additional allowances might be required.

Results of Operations

During the period ended June 30, 2003, we did not engage in active business operations. However, since June 30, 2003, we have begun construction of our Baton Rouge Wi-Fi system and expect to have paying customers online during October 2003. Our operations for the fourth quarter of 2003 will reflect these expected revenues. We currently lack the capital necessary to pursue our full-scale business development, and we may never possess enough capital with which to do so. In this circumstance, it is likely that we would never earn a profit.

Due to our severe lack of capital, during the period ended June 30, 2003, we issued a total of 800,000 shares of our common stock to consultants in payment of their services. The fair value of the shares issued to consultants is $80,000 and is included in our statement of operations. Issuing shares of our common stock was the only means by which we could obtain the consultants’ services. The value of the consulting services received by us under each agreement is to be expensed in equal monthly amounts over their respective terms. Subsequent to June 30, 2003, we issued a total of 1,775,000 shares of our common stock to four consultants. The fair value of these shares is approximately $1,000,000, which amount will be reflected in our third quarter operating statement.

Liquidity and Capital Resources

Since our inception, we have lacked adequate capital with which to accomplish our business objectives. Currently, we are moderately liquid; we believe that we possess enough cash, through the result of recent securities sales, to complete the construction of our Baton Rouge Wi-Fi system and to begin the marketing of our Wi-Fi services there. We have structured our business plan around the funds to be derived from the recent sales of our securities and from the exercise of the warrants issued in connection with such sales of securities. There is no assurance that any of these warrants will be exercise. Our business will be materially adversely affected, should these warrants not be exercised by their holders.

Our Capital Needs

Our current level of operations can be maintained for the next year, as we have received funds from recent sales of securities. However, to accomplish our full-scale business development, we will require at least $2 million.

Currently we do not possess enough capital to pursue our business development on a full-scale basis.
Management's Plans Relating to Future Liquidity
We possess adequate capital to sustain our current level of operations for the next twelve months.

Our best opportunity for obtaining funds needed to pursue our full-scale business development is through the exercise of the 24,000,000 outstanding warrants, which, if exercised, would provide a total of $8,400,000. There is no assurance that these warrants will be exercised. We do not currently possess a source of capital on the scale necessary for us to pursue our full-scale business development.

Capital Expenditures

Through June 2003, we made only small expenditures for needed equipment. We currently have limited capital with which to make any significant capital expenditures. Should we obtain significant funding, of which there is no assurance, we would be able to make significant expenditures for equipment. The amount of these equipment purchases cannot be predicted due to the uncertainty of funding levels and timing. However, without additional capital, we will make no capital expenditures.

BUSINESS
General

We are a start-up business. Our new management has committed all available current and future capital and other resources to the commercial exploitation of our “Wi-Fi” (wireless fidelity) Internet access services (these services are referred to as our Wi-Fi services). Our first market is Baton Rouge, Louisiana. Our business plan is based on the marketing of our Wi-Fi services to businesses and residential Wi-Fi customers, as well as to visitors to our markets with Wi-Fi compatible laptop computers and other wireless devices, who desire Internet access.

What is Wi-Fi?

The term “Wi-Fi” is short for “wireless fidelity” and refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 GHz.

What is Wireless Internet?

“Wireless Internet” is a relatively new type of communications spectrum designated by the Federal Communications Commission. Wireless Internet access requires a transmission facility maintained by an Internet service provider employing a wireless system and the user’s modem (a transmitter/receiver modem) equipped with an antenna. Wireless Internet capability allows users to access the Internet from a stationary computer or from a laptop computer or other wireless devices.

Our Development Strategy

Our plan for providing Wi-Fi services in our markets calls for us to “blanket” a city with Wi-Fi coverage, rather than to follow the traditional approach to Wi-Fi hotspot deployment in limited areas. By providing Wi-Fi coverage in an entire city, we will be in a position to market our services throughout a market as “mobile”, that is, Wi-Fi service available wherever a customer moves about in his city. In addition to our local business and residential customers in each market, we will derive roaming fees from visitors to our markets who avail themselves of our Wi-Fi services during their visits.

Industry Background

Internet access services represent the means by which ISPs interconnect business and consumer users to the Internet's resources. Access services vary from dial-up modem access to high-speed dedicated transmission lines for broadband access by large organizations to wireless Internet access systems, like our Wi-Fi services.

The Wi-Fi hotspot industry is very young and is extremely fragmented. Wi-Fi hotspot coverage is available in limited areas in a limited number of U.S. markets. We are not aware of other Wi-Fi hotspot companies that have “blanketed” a city with Wi-Fi hotspots, as we have begun to do in Baton Rouge and as we intend to do in each of our future markets.

How Our Wi-Fi System Works

Our wireless Internet access system (this system is referred to as our Wi-Fi system) operates on a platform comprised of Wi-Fi standard equipment that has been configured in a proprietary manner. Our Wi-Fi system is comprised of one or more “hot spots” where a server cell (a modem) is located. We call our hot spots “Q-Spots”. The server cell that comprises a Q-Spot is less than one cubic foot in size and is mounted on a tall structure, a tower, a tall building or a billboard, for example. The space needed for mounting a server cell can be leased for an average monthly payment of about $500. Each server cell relays transmitted data directly into the Internet via a direct connection into a T1, or larger, telephone line or the local cable television provider’s system. The monthly charge for each T1 line ranges from $600 to $2,000, depending on the market, and the monthly charge for each cable television system connection ranges from $300 to $1,000, depending on the market. We have established “Q-Spot” as the brand name for our Wi-Fi service.

Installed customer modems, which are slightly larger in size than a deck of playing cards, transmit data to, and receive data from, a server modem (Q-Spot). Each customer modem is installed in the customer’s computer and connected by a thin cable to a small antenna that is mounted on the outside of the customer’s place of business or home, as the case may be. The installation process for customer modems is quite similar to that of cable television: the installation crew installs the customer modem in the computer, mounts the antenna outside, connects the modem and antenna with the cable and tests the connection. Depending on the market, each customer installation is expected to cost approximately $100.

The number of Q-Spots needed for a particular system depends on a few factors:
-	the geographic size of the city to be served - the signal of each Q-Spot covers an area approximately three-quarters of a mile in diameter;
-	the population density of the city to be served - since each Q-Spot is capable of handling approximately 250 customers, the greater the population density, the greater the number of Q-Spots required;
-	the terrain of the city to be served - the hillier the terrain, the greater the number of Q-Spots required; and
-	the density of foliage of the city to be served - more densely foliated areas require a greater number of Q-Spots.

Within a Wi-Fi system, each Q-Spot is configured to share transmitted data with the other Q-Spots, so as to provide an uninterrupted connection to the Internet. In a Wi-Fi system with multiple Q-Spots, Q-Spots are geographically located in a honeycomb fashion, for technical reasons.

Data transmission speeds remain constant within a Wi-Fi system’s transmission radius, regardless of the distance from the transmission point. On the fringes of a Wi-Fi system’s transmission radius, a customer’s connection may fade in and out, similar to the reception of distant AM radio stations. To avoid this circumstance, we will attempt to avoid installing a customer modem within the fringe areas.

Wi-Fi Equipment and Facilities

All of the equipment used in our Wi-Fi systems will be off-the-shelf. Inasmuch as there are several manufacturers of Wi-Fi equipment, we expect no problems in obtaining needed equipment at competitive prices.

We will not construct towers on which to establish Q-Spots. Instead, we will lease tower spaces, rooftop spaces or spaces on other tall structures. We have secured an adequate number of these types of spaces in Baton Rouge, Louisiana. Based on our management’s experience, securing adequate locations to establish Q-Spots is not expected to impede the construction of a Wi-Fi system in any market.

In each market, we will obtain the necessary telephone line or cable television system connections to the Internet from one of the companies capable of providing an adequate Internet connection. Based on our management’s experience, we do not believe that we will encounter any difficulty in obtaining needed connections to the Internet at acceptable prices.

Current Market

We have also completed engineering efforts in Baton Rouge, Louisiana, relating to the construction of our first Wi-Fi system. We have turned on the first nine Q-Spots in our Baton Rouge system and opened this portion of the Baton Rouge system to Wi-Fi users. The speed with which we will be able to construct this and other Wi-Fi systems is dependent upon the amount of capital we are able to obtain. We cannot predict our future capital position.

Sales and Marketing

We intend to employ telephone marketing as the initial means for acquiring customers, primarily business customers. As a particular market begins to mature, we will employ mass media, including radio advertising. In conjunction with our mass media advertising, we will employ a sales force that will focus primarily on potential business customers. This focus on business customers is based on our management’s informal study of Internet usage by businesses versus home users that revealed businesses’ higher demand for high-speed Internet access. Our management’s decision may prove to have been incorrect, which would significantly impair our ability to earn a profit. In all of our marketing efforts, we will focus on creating awareness for our Wi-Fi services, educating potential customers and generating new sales opportunities.

Competitive Features of Our Wi-Fi Services
While we believe our Wi-Fi service possesses some competitive advantages over other Internet access modes, it currently has three significant competitive disadvantages:
-	No wide-spread brand name recognition;
-	Professional installation usually required; and
-	Internet access only available locally, compared to dial-up Internet access that is available from virtually any telephone in any geographic location.

It is possible that we could overcome the first two listed disadvantages, after a lengthy period of marketing and product research and development. However, we currently lack capital to overcome either disadvantage. Further, it is likely that we will never overcome the third disadvantage, due to the inherent broadcast limitations of wireless technologies.

We believe our Wi-Fi services offer the following competitive advantages: data transmission speed, lower cost, no telephone company involvement and security through encryption.
Technology

The technology incorporated into our Wi-Fi service is chosen by us to provide our customers with reliability, quality of service, network security, policy enforcement, consolidated billing and scalability. All of the technology used in providing our Wi-Fi service is off-the-shelf and readily available. The configuration of the technology is proprietary, however. In the future, it is likely that we will develop technology, especially computer software, that enhances our Wi-Fi service. Without additional capital, it will be difficult for us to develop our own technology, which may cause our business to suffer.

Agreements with Network Providers

We have established a relationship with Cox Cable that enables us to offer our Wi-Fi service in Baton Rouge, and we may establish relationships with other network providers there. In new markets, we will establish one or more relationships with network providers, which could include telephone service providers and local cable television providers. We do not have an agreement with Cox Cable that relates to additional markets.

Competition

We believe that the primary competitive factors determining success as an Internet access provider are: a reputation for reliability and high-quality service; effective customer support; data transmission speed; pricing; effective marketing techniques for customer acquisition; ease of use; and scope of geographic coverage. We believe that we will be able to address adequately all of these factors, except that we will not be able to offer scope of geographic coverage for the foreseeable future. It is also possible that we will not address any of these competitive factors successfully. Should we fail to do so, our business would likely never earn a profit. We currently lack capital necessary to compete effectively.

We face severe competition from other wireless Internet access providers, as well as large, national providers of cellular telephone service.

The market for the provision of dial-up Internet access services, in which our Wi-Fi services will compete, is extremely competitive and highly fragmented. Current and prospective competitors include many large, nationally-known companies that possess substantially greater resources, financial and otherwise, market presence and brand name recognition than do we. We expect to compete, for the foreseeable future, with the following: national Internet service providers, numerous regional and local Internet service providers, most of which have significant market share in their markets; established on-line information service providers, such as America Online, which provide basic Internet access, as well as proprietary information not available through public Internet access; providers of web hosting, co-location and other Internet-based business services; computer hardware and software and other technology companies that provide Internet connectivity with their products; telecommunications companies, including global long distance carriers, regional Bell operating companies and local telephone companies; operators that provide Internet access through television cable lines; electric utility companies; communications companies; companies that provide television or telecommunications through participation in satellite systems; and, to a lesser extent, non-profit or educational Internet access providers.

With respect to potential competitors, we expect that manufacturers of computer hardware and software products, as well as media and telecommunications companies will continue to enter the Internet services market, which will serve to intensify competition. In addition, as more consumers and businesses increase their Internet usage, we expect existing competitors to increase further their emphasis on Internet access and electronic commerce initiatives, resulting in even greater competition. The ability of competitors or others to enter into business combinations, strategic alliances or joint ventures, or to bundle their services and products with Internet access, could place us at a significant competitive disadvantage. We currently lack capital necessary to compete effectively and we may never obtain enough capital to permit us to compete effectively in our markets.

Moreover, we expect to face competition in the future from companies that provide connections to consumers' homes, such as telecommunications providers, cable companies and electrical utility companies. For example, recent advances in technology have enabled cable television operators to offer Internet access through their cable facilities at significantly higher speeds than existing analog modem speeds. These types of companies could include Internet access in their basic bundle of services or offer such access for a nominal additional charge. Any such developments could reduce our market share, thereby impairing our ability to earn a profit.

Research and Development

We believe that to compete favorably we must invest in research and development of our services. Our management expects that the focus of our future research and development efforts will be on improving our service offerings, as well as developing new proprietary products and services. However, due to our lack of capital, it is likely that our research and development activities will be minimal through the first six months of 2004.

Intellectual Property

We rely on a combination of trademark laws, trade secret laws and disclosure restrictions to protect our intellectual property rights. We also enter into confidentiality agreements with our employees, consultants and other third parties who have access to sensitive and proprietary information. Air-Q Wi-FiTM and Q-SpotTM are designations that we use and for which we intend to obtain registered trademarks. If a claim is asserted that we have infringed the intellectual property of a third party, we may be required to seek licenses to that technology. Licenses from third parties may not continue to be available to us at a reasonable cost, or at all. Additionally, the steps we have taken to protect our intellectual property rights may not be adequate. Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our Wi-Fi services. If we fail to protect our proprietary rights adequately, our competitors could offer similar services, potentially significantly harming our competitive position and decreasing our revenues.

Employees
We currently have two employees, both of whom are officers. We currently retain the services of independent contractors and needed outside professionals on an as-needed basis.
Facilities

We lease approximately 2,000 square feet of space for our headquarters in Baton Rouge, Louisiana, under a lease that expires in 2006. We believe that this facility will be adequate for our needs for at least the next two years. We expect that additional facilities will be available in other jurisdictions as we expand our Wi-Fi business into new markets.

Regulation
Wireless Internet Access
Our Wi-Fi Internet access products operate in unregulated spectra, the 900 MHz and 2400 MHz spectra (primarily the 2400 MHz spectrum), and we expect that such spectra will remain unregulated.
Regulation of the Internet

Due to the increasing popularity and use of the Internet by broad segments of the population, it is possible that laws and regulations may be adopted with respect to the Internet pertaining to content of Web sites, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, and copyright infringement and other intellectual property issues. No one is able to predict the effect, if any, that any future regulatory changes or developments may have on the demand for our Internet access or other Internet-related services. Changes in the regulatory environment relating to the Internet access industry, including the enactment of laws or promulgation of regulations that directly or indirectly affect the costs of telecommunications access or that increase the likelihood or scope of competition from national or regional telephone companies, could materially and adversely affect our business, operating results and financial condition.

Regulation of Internet Access Services

We provide Internet access, in part, using telecommunications services provided by third-party carriers. Terms, conditions and prices for telecommunications services are subject to economic regulation by state and federal agencies. As an Internet access provider, we are not currently subject to direct economic regulation by the FCC or any state regulatory body, other than the type and scope of regulation that is applicable to businesses generally. In April 1998, the FCC reaffirmed that Internet access providers should be classified as unregulated "information service providers" rather than regulated "telecommunications providers" under the terms of the Federal Telecommunications Act of 1996. As a result, we are not subject to federal regulations applicable to telephone companies and similar carriers merely because we provide our services using telecommunications services provided by third-party carriers. To date, no state has attempted to exercise economic regulation over Internet access providers.

MANAGEMENT
Directors and Officers
The following table sets forth the officers and directors of Air-Q Wi-Fi Corporation.
Name	Age	Position(s)
David M. Loflin	46	President, Acting Chief Financial Officer and Director
Waddell D. Loflin	53	Vice President, Secretary and Director
David M. Loflin and Waddell D. Loflin are brothers.

Our current officers and directors serve until the next annual meeting of our board of directors or until their respective successors are elected and qualified. All officers serve at the discretion of our board of directors. Family relationships between our officers and directors are noted above. Certain information regarding the backgrounds of each of the officers and directors is set forth below.

DAVID LOFLIN
Mr. Loflin has, for more than the last five years, served as an executive officer and director of USURF America, Inc. (AMEX Symbol: UAX). He is currently Chairman of the Board of USURF America.
WADDELL D. LOFLIN
For more than the five years prior to April 2003, Mr. Loflin served as vice president, secretary and director of USURF America, Inc. Since April 2003, Mr. Loflin has worked as a private consultant.
Executive Compensation

None of our executive officers has ever received total salary and bonus exceeding $100,000 during any fiscal year. Neither of our officers will be paid any salary, unless and until we receive adequate funding. For the foreseeable future, our officers will not accrue salary.

Compensation of Directors

We do not pay any of our directors for their services as directors. It is possible that our management could begin to pay our directors for meetings attended, grant a small number of stock options or issue shares of our common stock for their services. However, no specific determination in this regard has been made.

In August 2003, one of our directors, Waddell D. Loflin, was issued, as a bonus, 500,000 shares of our common stock. These shares were valued, for financial reporting purposes, at $50,000.
Employment Contracts and Termination of Employment and Change-in-Control Agreements
David Loflin Employment Agreement

In September 2003, David Loflin entered into an employment agreement to serve as our president for three years. Mr. Loflin’s annual salary is $150,000. Mr. Loflin will not be paid any portion of his salary, unless and until we obtain significant capital; Mr. Loflin has agreed not to accrue any of his unpaid salary. In connection with his employment agreement, Mr. Loflin executed a confidentiality agreement and an agreement not to compete.

Waddell D. Loflin Employment Agreement

In September 2003, Waddell D. Loflin entered into an employment agreement to serve as our vice president and secretary for three years. Mr. Loflin’s annual salary is $100,000. Mr. Loflin will not be paid any portion of his salary, unless and until we obtain significant capital; Mr. Loflin has agreed not to accrue any of his unpaid salary. In connection with his employment agreement, Mr. Loflin executed a confidentiality agreement and an agreement not to compete.

We have no compensatory plan or arrangement that results or will result from the resignation, retirement or any other termination of an executive officer’s employment or from a change in control or a change in an executive officer’s responsibilities following a change in control.

Option/SAR Grants

We have never granted any stock options to any person, though we may do so in the future. We have never granted any stock appreciation rights (SARs), nor do we expect to grant any SARs in the foreseeable future.

Limitation of Liability and Indemnification

Our restated certificate of incorporation contains provisions limiting the liability of directors. Our restated certificate of incorporation provides that a director will not be personally liable to us or to our shareholders for monetary damages for any breach of fiduciary duty as a director, but will continue to be subject to liability for the following:

-	any breach of the director’s duty of loyalty to us or to our shareholders;
-	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
-	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
-	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under Delaware law. Our restated certificate of incorporation does not affect a director’s responsibilities under any other laws, such as state or federal securities laws or state or federal environmental laws.

In addition, we have entered into agreements to indemnify our directors and executive officers to the fullest extent permitted under Delaware law, including the non-exclusivity provisions of Delaware law, and under our bylaws, subject to limited exceptions. These agreements, among other things, provide for indemnification of our directors and executive officers for fees, expenses, judgments, fines, and settlement amounts incurred by any of these persons in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of the person’s service as a director or officer, including any action by us, arising out of that person’s services as our director or officer or that person’s services provided to any other company or enterprise at our request. We believe that these bylaw provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also intend to maintain liability insurance for our officers and directors.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

CERTAIN TRANSACTIONS
Change in Control Transaction

On June 20, 2003, there occurred a change in control of Air-Q Wi-Fi Corporation, formerly Covenant Financial Corporation. Pursuant to a stock purchase agreement, FMF Investments, Ltd., a Texas limited partnership, purchased 611,000 shares, or 54.59%, of our outstanding common stock from Eric Anderson. FMF Investments paid Mr. Anderson a total of $70,000 in cash, which funds were obtained by FMF Investments through its other business activities and not as a loan.

Following FMF Investments’ acquiring control, our then-directors resigned and FMF Investments, acting by written consent in lieu of a meeting of a majority of shareholders, elected David Loflin and Waddell D. Loflin as our directors.

Stock Purchase Agreement

On June 20, 2003, pursuant to a stock purchase agreement, we acquired all of the outstanding capital stock of Air-Q Corp., a Nevada corporation (Air-Q NV), by issuing a total of 11,000,000 shares of our common stock to the shareholders of Air-Q Corp. In connection with our acquiring Air-Q NV, our president, David Loflin, was issued 9,000,000 shares of our common stock and FMF Investments, Ltd. was issued 2,000,000 shares of our common stock. In determining the number of shares of our common stock to be issued to the shareholders of Air-Q Corp., our board of directors did not employ any standard valuation formula or any other standard measure of value.

Securities Purchases

In June 2003, we entered into four securities purchase agreements. We entered into agreements with Douglasdale Capital Ltd., Douglasbank Capital Ltd., Heyer Capital Fund and 1008212 Alberta Ltd. Under each of these agreements, we issued securities for cash in the amount of $125,000 (as of the date hereof, we had received $400,000 of the $500,000 under these agreements). We sold Douglasdale Capital (1) 1,250,000 shares of our common stock, (2) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.20 per share, (3) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share, (4) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.40 per share and (5) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.50 per share. All of the warrants are exercisable for five years.

Each of the entities that purchased securities from us is under the common management of Peter Rochow. The beneficial ownership of these entities is different and Mr. Rochow disclaims any beneficial ownership of these entities, except for Heyer Capital Fund.

Finder’s Fee

In connection with the sales of securities described under “Securities Purchases” above, we paid Shelter Capital, Ltd. a finder’s fee. For its efforts as a finder, Shelter Capital received 10% of the cash proceeds derived by us and warrants, as follows: (1) 1,000,000 warrants to purchase a like number of shares at an exercise price of $.20 per share; (2) 1,000,000 warrants to purchase a like number of shares at an exercise price of $.30 per share; (3) 1,000,000 warrants to purchase a like number of shares at an exercise price of $.40 per share; and (4) 1,000,000 warrants to purchase a like number of shares at an exercise price of $.50 per share. All of these warrants are exercisable for five years. Shelter Capital is managed by Peter Rochow, a principal in each of the entities who purchased securities from us, who disclaims any beneficial ownership of Shelter Capital.

Stock Bonus - Director

In August 2003, one of our directors, Waddell D. Loflin, was issued 500,000 shares of our common stock as a bonus for his service as a director. These shares were valued at $50,000 for financial reporting purposes.

Employment Agreements
David Loflin Employment Agreement

In September 2003, David Loflin entered into an employment agreement to serve as our president for three years. Mr. Loflin’s annual salary is $150,000. Mr. Loflin will not be paid any portion of his salary, unless and until we obtain significant capital; Mr. Loflin has agreed not to accrue any of his unpaid salary. In connection with his employment agreement, Mr. Loflin executed a confidentiality agreement and an agreement not to compete.

Waddell D. Loflin Employment Agreement

In September 2003, Waddell D. Loflin entered into an employment agreement to serve as our vice president and secretary for three years. Mr. Loflin’s annual salary is $100,000. Mr. Loflin will not be paid any portion of his salary, unless and until we obtain significant capital; Mr. Loflin has agreed not to accrue any of his unpaid salary. In connection with his employment agreement, Mr. Loflin executed a confidentiality agreement and an agreement not to compete.

Director and Officer Indemnification

Our restated certificate of incorporation contains provisions limiting liability of directors. In addition, we have entered into agreements to indemnify our directors and officers to the fullest extent permitted under Delaware law. Please see “Management - Limitation of Liability and Indemnification”.

PRINCIPAL SHAREHOLDERS
The following table sets forth, as of the date of this prospectus, information regarding beneficial ownership of our capital stock by the following:
-	each person, or group of affiliated persons, known by us to be the beneficial owner of more than five percent of any class of our voting securities;
-	each of our directors;
-	each of the named executive officers; and
-	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying warrants held by that person are deemed to be outstanding if the warrants are exercisable within 60 days of the date hereof. All percentages in this table are based on a total of 43,394,204 shares of common stock outstanding as of the date hereof, which amount includes a total of 24,000,000 shares underlying currently outstanding and exercisable warrants. Except as indicated in the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each of the shareholders in the table below is c/o Air-Q Wi-Fi Corporation, 5555 Hilton Avenue, Suite 206, Baton Rouge, Louisiana 70808.

Beneficially Owned
Name and Address of Beneficial Owner	Shares	Percent(1)
David Loflin	7,590,000(2)	17.49%
Waddell D. Loflin	1,200,000	2.77%
All executive officers and directors as a group (2 persons)	8,790,000(2)	20.26%
Loflin Children’s Trust(3)	3,000,000(4)	6.91%
FMF Investments, Ltd.(5)	2,611,000	5.32%
Heyer Capital Fund(6)(16)	6,250,000(7)	14.40%
1008212 Alberta Ltd.(8)(16)	6,250,000(9)	14.40%
Douglasdale Capital Ltd.(10)(16)	6,250,000(11)	14.40%
Douglasbank Capital Ltd.(12)(16)	6,250,000(13)	14.40%
Shelter Capital Ltd.(14)	4,000,000(15)	9.22%
(1)	Based on 43,394,204 shares outstanding, including a total of 24,000,000 shares underlying currently outstanding and exercisable warrants.
(2)

3,000,000 of these shares are beneficially owned by the Loflin Children’s Trust; 250,000 of these shares are owned by the Phoenix Trust. The beneficiaries of both entities are the minor children of David Loflin. Mr. Loflin is the trustee of each entity and possesses voting and investment control over the shares owned by each. Mr. Loflin disclaims any beneficial ownership of the shares owned by either trust.

(3)	Loflin Children’s Trust’s address is 7635 Jefferson Highway, #309, Baton Rouge, Louisiana 70809.
(4)	See footnote 2.
(5)	FMF Investments’ address is 819 Office Park Circle, Lewisville, Texas 75057.
(6)	Heyer Capital’s address is 418 Douglas Park View S.E., Calgary, Alberta, Canada T2Z 2R1.
(7)	1,250,000 of these shares have been issued; 5,000,000 of these shares have not been issued, but underlie currently exercisable warrants.
(8)	1008212 Alberta’s address is 418 Douglas Park View S.E., Calgary, Alberta, Canada T2Z 2R1.
(9)	1,250,000 of these shares have been issued; 5,000,000 of these shares have not been issued, but underlie currently exercisable warrants.
(10)	Douglasdale Capital’s address is 418 Douglas Park View S.E., Calgary, Alberta, Canada T2Z 2R1.
(11)	1,250,000 of these shares have been issued; 5,000,000 of these shares have not been issued, but underlie currently exercisable warrants.
(12)	Douglasbank Capital’s address is 418 Douglas Park View S.E., Calgary, Alberta, Canada T2Z 2R1.
(13)	1,250,000 of these shares have been issued; 5,000,000 of these shares have not been issued, but underlie currently exercisable warrants.
(14)	Shelter Capital’s address is P.O. Box 64, Providenciales, Turks and Caicos Islands.
(15)	None of these shares has been issued, but underlie currently exercisable warrants.
(16)

Heyer Capital Fund, 1008212 Alberta Ltd., Douglasdale Capital Ltd. and Douglasbank Capital Ltd. have common management who possess the power of disposition over the securities owned by these entities; the beneficial ownership of each of these entities is different.

LITIGATION
We are not currently involved in any legal proceedings.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by selling shareholders. Specific information concerning each of the selling shareholders and the securities offered by them is included under “Selling Shareholders” on page ___. The common stock may be resold or distributed from time to time by the selling shareholders, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

-	ordinary brokers' transactions;
-	transactions involving cross or block trades or otherwise on the American Stock Exchange;
-	purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
-	"at the market" to or through market makers or into an existing market for the common stock;
-	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
-	in privately negotiated transactions; or
-	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Commissions received by any broker may be deemed to be underwriting commissions.

Each selling shareholder is an "underwriter" within the meaning of the Securities Act. Any broker-dealers who act in connection with the sale of the shares hereunder will be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares will be underwriting discounts and commissions under the Securities Act.

We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of their respective shares. Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. At a time a particular offer of shares is made by a selling shareholder, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from a selling shareholder and any other required information. We will pay all of the expenses incident to the registration, offering and sale of the shares of stock to the public other than commissions or discounts of underwriters, broker-dealers or agents.

We have advised the selling shareholders that while they are engaged in a distribution of shares of our common stock included in this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares of our common stock offered by this prospectus. This offering will terminate on the date on which all shares included in this prospectus and offered hereby have been sold by the selling shareholders.

SELLING SHAREHOLDERS

The following table assumes that each selling shareholder is offering for sale shares of common stock previously issued or issuable by us. We have agreed to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of counsel of the respective selling shareholders). Except as noted below, none of the selling shareholders has ever held any position with us or had any other material relationship with us. The following table sets forth the beneficial ownership of the shares of the stock by each person who is a selling shareholder. We will not receive any proceeds from the sales of stock by the selling shareholders.

Beneficially Owned
Percent
Name of Beneficial Owner	Shares Offered	Shares	Before Offering	After Offering
Heyer Capital Fund(2)	6,250,000(3)	6,250,000	14.40%	0%
1008212 Alberta Ltd.(4)	6,250,000(5)	6,250,000	14.40%	0%
Shelter Capital(6)	4,000,000(7)	4,000,000	9.22%	0%
FMF Investments, Ltd.(8)	2,311,000	2,311,000	5.32%	0%
David Loflin(9)	1,250,000	7,590,000(10)	17.49%	14.61%
Camelot Lakes, Ltd..(14)	625,000	625,000	1.44%	0%
Loflin Children’s Trust(12)	500,000	3,000,000(13)	6.91%	5.76%
Integrity Financial, LLC(14)	250,000	500,000	1.15%	*
Phoenix Trust(15)	250,000	250,000(13)	*	*
Waddell D. Loflin(16)	200,000	1,200,000	2.77%	*
B. Edward Haun & Co.(17)	125,000	250,000	*	*
Steven Viegas(18)	100,000	400,000	*	*
Thomas J. Loflin(19)	100,000	500,000	1.15%	*
Tobey Loflin(20)	50,000	50,000	*	0%
Marjorie Blanton(21)	50,000	50,000	*	0%
Ross S. Bravata(22)	10,000	60,000	*	*
Michael Cohn(23)	10,000	50,000	*	*
(1)	Based on 43,394,204 shares outstanding as of the date of this prospectus, assuming the issuance of all 24,000,000 shares underlying currently issued and exercisable warrants.
(2)

5,000,000 of the shares offered by this selling shareholder underlie a like number of common stock purchase warrants issued pursuant to a securities purchase agreement. All of these warrants are exercisable currently and have a term of five years. The respective exercise prices are: 1,250,000 shares at $.20 per share; 1,250,000 shares at $.30 per share; 1,250,000 shares at $.40 per share; and 1,250,000 shares at $.50 per share. Peter Rochow, president of this selling shareholder, possesses voting and investment control over these securities, and is the beneficial owner of these securities.

(3)	1,250,000 of these shares have been issued; 5,000,000 of these shares underlie currently issued and exercisable warrants.
(4)

5,000,000 of the shares offered by this selling shareholder underlie a like number of common stock purchase warrants issued pursuant to a securities purchase agreement. All of these warrants are exercisable currently and have a term of five years. The respective exercise prices are: 1,250,000 shares at $.20 per share; 1,250,000 shares at $.30 per share; 1,250,000 shares at $.40 per share; and 1,250,000 shares at $.50 per share. Peter Rochow, president of this selling shareholder, possesses voting and investment control over these securities. Mr. Rochow disclaims any beneficial ownership of these securities.

(5)	1,250,000 of these shares have been issued; 5,000,000 of these shares underlie currently issued and exercisable warrants.
(6)

All of the shares offered by this selling shareholder underlie a like number of common stock purchase warrants issued in payment of a finder’s fee. All of these warrants are exercisable currently and have a term of five years. The respective exercise prices are: 1,000,000 shares at $.20 per share; 1,000,000 shares at $.30 per share; 1,000,000 shares at $.40 per share; and 1,000,000 shares at $.50 per share. Peter Rochow, managing director of this selling shareholder, possesses voting and investment control over these securities. Mr. Rochow disclaims any beneficial ownership of these securities.

(7)	All of these shares underlie currently issued and exercisable warrants.
(8)

FMF Investments purchased 611,000 of the shares offered by it from a former control person in a change-in-control transaction. FMF Investments obtained 2,000,000 of the shares offered by it pursuant to a stock purchase agreement whereby we acquired all of the outstanding capital stock of Air-Q Corp., a Nevada corporation. L. A. Newlan, Jr. and Eric Newlan are principals of this selling shareholder and possess voting and investment control over these securities, and are the beneficial owners of these securities.

(9)

Mr. Loflin is currently our president and a director and has served in those capacities since a change in control occurred in June 2003. He obtained the shares offered by him pursuant to a stock purchase agreement whereby we acquired all of the outstanding capital stock of Air-Q Corp., a Nevada corporation.

(10)

3,000,000 of these shares are beneficially owned by the Loflin Children’s Trust; 250,000 of these shares are owned by the Phoenix Trust. The beneficiaries of both entities are the minor children of David Loflin. Mr. Loflin is the trustee of each entity and possesses voting and investment control over the shares owned by each. Mr. Loflin disclaims any beneficial ownership of the shares owned by either trust.

(11)

The shares offered by this selling shareholder were issued in payment of consulting services. Jimmy R. Carter, president of this selling shareholder, possesses voting and investment control over these securities, and is the beneficial owner of these securities.

(12)	The shares offered by this selling shareholder were obtained as a gift.
(13)	See footnote 10.
(14)

The shares offered by this selling shareholder were issued in payment of consulting services. Matthew Marcus, president of this selling shareholder, possesses voting and investment control over these securities, and is the beneficial owner of these securities.

(15)	The shares offered by this selling shareholder were obtained as a gift.
(16)

Mr. Loflin is currently our vice president, secretary and a director and has served in those capacities since a change in control occurred in June 2003. He obtained the shares offered by him as a bonus for his service as a director.

(17)

The shares offered by this selling shareholder were issued in payment of consulting services. B. Edward Haun, president of this selling shareholder, possesses voting and investment control over these securities, and is the beneficial owner of these securities.

(18)	The shares offered by this selling shareholder were issued in payment of consulting services.
(19)	The shares offered by this selling shareholder were obtained as a gift.
(20)	The shares offered by this selling shareholder were obtained as a gift.
(21)	The shares offered by this selling shareholder were obtained as a gift.
(22)	The shares offered by this selling shareholder were obtained as a gift.
(23)	The shares offered by this selling shareholder were obtained as a gift.

DESCRIPTION OF CAPITAL STOCK
Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, $.001 par value, and 25,000,000 shares of undesignated preferred stock, $.001 par value. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part.

Common Stock

As of the date hereof, there are 19,394,204 shares of our common stock outstanding and held of record by 110 shareholders. An additional 24,000,000 shares of common stock have been reserved for issuance pursuant to various warrants.

Each share of our common stock entitles its holder to one vote on all matters to be voted upon by our shareholders. Subject to preferences that may apply to any of our outstanding preferred stock, holders of our common stock will receive ratably any dividends our board of directors declares out of funds legally available for that purpose. If we liquidate, dissolve or wind up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of any of our outstanding preferred stock. Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.

Preferred Stock

Our board of directors has the authority, without further action by our shareholders, to issue up to 25,000,000 shares of our preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges, and restrictions of our preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and number of shares constituting any series or the designation of any series. The issuance of our preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control. Even the ability to issue preferred stock could delay or impede a change in control. We currently have no plan to issue any shares of our preferred stock.

Warrants

As of the date hereof, warrants to purchase a total of 24,000,000 shares of our common stock were outstanding with exercise prices ranging from $.20 to $.50 per share and a weighted average exercise price of $.35 per share. Each warrant contains provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of stock dividends, stock splits, reorganizations and reclassifications and consolidations. All of these warrants are exercisable for a period of five years.

Anti-Takeover Provisions
Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person becomes an interested shareholder, unless:

-	our board of directors approved the business combination or the transaction in which the person became an interested shareholder prior to the date the person attained this status;
-

upon consummation of the transaction that resulted in the person becoming an interested shareholder, the person owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

-

on or subsequent to the date the person became an interested shareholder, our board of directors approved the business combination and the shareholders other than the interested shareholder authorized the transaction at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding stock not owned by the interested shareholder.

Section 203 defines a “business combination” to include:
-	any merger or consolidation involving us and the interested shareholder;
-	any sale, transfer, pledge or other disposition involving the interested shareholder of 10% or more of our assets;
-	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested shareholder;
-	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested shareholders; and
-	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 203 defines an “interested shareholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

Certificate of Incorporation and Bylaw Provisions

Our restated certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of Air-Q Wi-Fi. First, our board can issue up to 25,000,000 shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control. Second, our bylaws provide that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders must provide timely notice in writing. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may delay or preclude shareholders from bringing matters before a meeting of shareholders or from making nominations for directors at a meeting of shareholders, which could delay or deter takeover attempts or changes in management. Fourth, our restated certificate of incorporation provides that, subject to the rights of the holders of any outstanding series of our preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. In addition, our restated certificate of incorporation provides that our board of directors may fix the number of directors by resolution. Fifth, our restated certificate of incorporation prohibits cumulative voting for our directors. The absence of cumulative voting may make it more difficult for shareholders owning less than a majority of our stock to elect any directors to our board.

Transfer Agent and Registrar
Signature Stock Transfer, Inc., Plano, Texas, is the transfer agent and registrar for our common stock.

LEGAL MATTERS

The law firm of Newlan & Newlan, Lewisville, Texas, has acted as our legal counsel in connection with the registration statement of which this prospectus forms a part and related matters. The partners of the firm of Newlan & Newlan own, directly and indirectly, a total of 2,311,000 shares of our common stock. FMF Investments, Ltd., a selling shareholder herein, is an entity controlled by the partners of Newlan & Newlan.

EXPERTS

Our financial statements for the period ended June 20, 2003, as indicated in the report thereon, that appear in this prospectus have been audited by Malone & Bailey, PLLC, independent auditor. The financial statements audited by Malone & Bailey, PLLC have been included in reliance on its reports given on its authority as an expert in accounting and auditing.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the selling shareholders may sell up to an aggregate of 22,331,000 shares of our common stock in one or more offerings. This prospectus and any applicable prospectus supplement provided to you should be considered together with the additional information described under the heading “Where You Can Find More Information”. The registration statement that contains this prospectus (including exhibits to the registration statement) contains additional information about our company and the securities offered by this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. In addition, we will file reports, proxy statements, and other information with the SEC under the Securities Exchange Act of 1934. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC.

We will furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available to our shareholders quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

INDEX TO FINANCIAL STATEMENTS
Air-Q Wi-Fi Corporation
Page
Balance Sheet as of June 30, 2003, and December 31, 2002 (audited)
Statement of Operations for the Period from June 17, 2003 (Inception), Through June 30, 2003
Statement of Cash Flows for the Period from June 17, 2003 (Inception), Through June 30, 2003
Notes to Consolidated Financial Statements
Air-Q Corp.
Independent Auditors’ Report
Balance Sheet as of June 20, 2003
Statement of Operations for the Period from June 17, 2003 (inception), through June 20, 2003
Statement of Stockholders’ Equity for the Period from June 17, 2003 (inception), through June 20, 2003
Statement of Cash Flows for the Period from June 17, 2003 (inception), through June 20, 2003
Notes to Financial Statements
Air-Q Wi-Fi Corporation/Air-Q Corp.
Pro Forma Consolidated Balance Sheet
Notes to Pro Forma Consolidated Balance Sheet


AIR-Q WI-FI CORPORATION AND SUBSIDIARIES
(Formerly Covenant Financial Corporation) (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET JUNE 30, 2003 (Unaudited)
ASSETS
Current Assets:
Cash	$100,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$12,222
STOCKHOLDERS’ EQUITY
Common stock, $.001 par value; 50,000,000 shares authorized, 17,919,204 shares issued and outstanding	17,919
Additional paid-in capital	553,159
Stockholder subscription receivable	(400,000)
Deficit accumulated during the development stage	(83,300)
Total Stockholders' Equity	87,778
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100,000

The accompanying notes are an integral part of these statements.


AIR-Q WI-FI CORPORATION AND SUBSIDIARIES
(Formerly Covenant Financial Corporation) (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS Period from June 17, 2003 (Inception), Through June 30, 2003 (Unaudited)
Operating Expenses:
General and administrative	$3,300
Stock issued for services	80,000
Net loss	$(83,300)

Net loss per share:
Basic and dilutes	$(.01)

Weighted number shares outstanding:
Basic and dilutes	15,942,288

The accompanying notes are an integral part of these statements.


AIR-Q WI-FI CORPORATION AND SUBSIDIARIES
(Formerly Covenant Financial Corporation) (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS Period from June 17, 2003 (Inception), Through June 30, 2003 (Unaudited)
Inception through June 30, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(83,300)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	80,000
Changes in assets and liabilities:
Accounts payable	3,300
Cash flows provided by (used in) operating activities	0
CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	100,000
Cash flows provided by (used in) financing activities	100,000
Net increase in cash	100,000
Cash, beginning of period	0
Cash, end of period	$100,000

Supplemental information:
Income taxes paid	$0
Interest paid	$0
NON-CASH FINANCING ACTIVITIES:
Liabilities assumed in merger	$8,922

The accompanying notes are an integral part of these statements.


AIR-Q WI-FI CORPORATION AND SUBSIDIARIES
(Formerly Covenant Financial Corporation) (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS June 30, 2003 (Unaudited)

Note 1. Basis of Presentation

The accompanying unaudited interim financial statements of Air-Q Wi-Fi Corporation ("Air-Q") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the audited financial statements filed with the SEC on Form 8- K/A. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for 2003 as reported in the 8-K/A have been omitted.

On June 20, 2003, Covenant Financial Corporation ("Covenant") issued 11,000,000 shares, for 100% of Air-Q Corp. After the merger, Air-Q Corp. stockholders will own approximately 95% of Covenant. For accounting purposes, the merger will be treated as an acquisition of Covenant and a recapitalization of Air-Q. On June 27, 2003, Covenant changed its name to Air-Q Wi-Fi Corporation.

Air-Q Wi-Fi's year end will be December 31.
Recent Accounting Pronouncements

The Company accounts for its stock-based compensation plans under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. Statement of Financial Accounting Standard ("FAS") No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, issued in December 2002 requires pro forma net income (loss) and pro forma net income (loss) per share to be disclosed in interim financial statements. For the period ended June 30, 2003, Air-Q's pro forma net loss and net loss per share are equal to the net loss and net loss per share reported herein.

Note 2. Common Stock

In June 2003, Air-Q entered into four securities purchase agreements for a total of 5,000,000 shares of common stock at $.10 per share. As of June 30, 2003, all 5,000,000 shares had been issued, however, only $100,000 had been received. The remaining $400,000 is shown as a reduction of equity at June 30, 2003. As part of the securities purchase agreements, Air-Q issued warrants to acquire 5,000,000 shares of common stock at .$20 per share, 5,000,000 shares of common stock at $.30 per share, 5,000,000 shares of common stock at $.40 and 5,000,000 shares of common stock at $.50 per share. All warrants expire on June 19, 2008.

On June 30, 2003, Air-Q issued 800,000 shares of common stock for services. The services were valued at $.10 per share and recorded as expense during the period ended June 30, 2003.


INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Air-Q Corp. (a Development Stage Company)
Baton Rouge, Louisiana

We have audited the accompanying balance sheet of Air-Q Corp. (a Development Stage Company) as of June 20, 2003, and the related statements of operations, Stockholders’ equity (deficit), and cash flows for the period from inception, June 17, 2003 through June 20, 2003. These financial statements are the responsibility of Air-Q’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Air-Q Corp. as of June 17, 2003, and the results of its operations and its cash flows for the period from inception, June 17, 2003 through June 20, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONE & BAILEY, PLLC
Malone & Bailey, PLLC Houston, Texas www.malone-bailey.com
July 30, 2003


AIR-Q CORP.
(a development stage company)

BALANCE SHEET
JUNE 20, 2003

ASSETS
Assets	$0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES	$0

STOCKHOLDERS’ EQUITY
Common stock, $.0001 par value, 100,000,000 shares authorized, 11,000,000 shares issued and outstanding	1,100
Additional paid-in capital	4,400
Stockholder receivable	(5,500)
Deficit accumulated during the development stage	0
Total Stockholders’ Equity	0
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$0

See accompanying summary of accounting policies and notes to financial statements.


AIR-Q CORP.
(a development stage company)

STATEMENT OF OPERATIONS
PERIOD FROM JUNE 17, 2003 (INCEPTION), THROUGH JUNE 20, 2003

General and administrative	$0

Net loss	$0

Net loss per share:
Basic and diluted	$0

Weighted average shares outstanding:
Basic and diluted	11,000,000

See accompanying summary of accounting policies and notes to financial statements.


AIR-Q CORP.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY
PERIOD FROM JUNE 17, 2003 (INCEPTION), THROUGH JUNE 20, 2003

Common Stock
Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Stockholder Receivable	Total
Issuance of common stock to founders	11,000,000	$1,100	$4,400	$0	$(5,500)	$0
Net loss	0	0	0	0	0	0
Balance, June 20, 2003	11,000,000	$1,100	$4,400	$0	$(5,500)	$0

See accompanying summary of accounting policies and notes to financial statements.


AIR-Q CORP.
(a development stage company)

STATEMENT OF CASH FLOWS
PERIOD FROM JUNE 17, 2003 (INCEPTION), THROUGH JUNE 20, 2003

Net income	$0

NET INCREASE (DECREASE) IN CASH	$0
Cash, beginning of period	0
Cash, end of period	$0

Supplemental information:
Income taxes paid	$0
Interest paid	$0

See accompanying summary of accounting policies and notes to financial statements.


AIR-Q CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES
Nature of Business.

On June 17, 2003 Air-Q Corp. ("Air-Q") was incorporated in Nevada. Air-Q is a development-stage company that has begun to establish its first wireless Internet access system in Baton Rouge, Louisiana. Air-Q's Internet access systems will operate on a platform comprised of Wi-Fi (wireless fidelity) standard equipment that has been configured in a proprietary manner. The term Wi-Fi refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz. Air-Q's business plan focuses on the marketing of its wireless Internet access services to businesses and residential customers.

On June 20, 2003, Air-Q exchanged 100% of its outstanding common stock for approximately 95% of the outstanding common stock of Covenant Financial Corporation ("Covenant"), a U.S. public company. For accounting purposes, the merger will be treated as an acquisition of Covenant and a recapitalization of Air-Q.

Air-Q's year end is December 31.
Use of Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents.
Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.
Income Taxes.

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Loss Per Share.
Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.
Recent Accounting Pronouncements.
Air-Q does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Air-Q's results of operations, financial position or cash flow.

NOTE 2 - INCOME TAXES
Air-Q has not yet realized income as of the date of this report, no provision for income taxes has been made. At June 20, 2003, there were no deferred tax assets or liabilities.

NOTE 3 - COMMON STOCK

Air-Q issued 9,000,000 shares of common stock to one of its founding stockholders in exchange for $4,500 in cash and 2,000,000 shares of common stock in exchange for $1,000 in cash. As of June 20, 2003, Air-Q had not opened a bank account and has recorded the funding as a receivable from stockholder. The receivable from stockholders is shown as a reduction of equity at June 20, 2003.

On June 20, 2003, both founding stockholders exchanged 100% of their common stock for approximately 95% of Covenant as discussed in Note 1.


Pro Forma Consolidated Balance Sheet

The following pro forma balance sheet has been derived from the balance sheet of Covent Financial Corporation (now known as Air-Q Wi-Fi Corporation) (“Covenant”) at December 31, 2002, and adjusts such information to give effect to the acquisition of Air-Q Corp. (“Air-Q”), as if the acquisition had occurred at December 31, 2002. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2002. The pro forma balance sheet should be read in conjunction with the notes thereto and Air-Q’s financial statements and related notes thereto contained elsewhere in this filing.

A pro-forma consolidated balance sheet is presented below.
Covenant	Air-Q	Adjustments	Pro Forma
$0	$0	$0
Accounts payable	$29,716	$0	$0	$29,716
Total current liabilities	29,716	0	0	29,716

Stockholders' Deficit
Common stock	869	1,100	10,100	12,069
Additional paid-in capital	1,944,617	4,400	(1,949,017)	0
Stockholder receivable	0	(5,500)	0	(5,500)
Accumulated deficit	(1,975,202)	0	1,938,917	(36,285)
Total Stockholders' Deficit	(29,716)	0	0	(29,716)
$0	$0	$0

Notes to Pro Forma Consolidated Balance Sheet
On June 20, 2003, Covenant acquired 100% of the issued and outstanding shares of Air-Q in exchange for 11,000,000 shares of Convenant's common stock.
After the reorganization and stock purchase, there will be 12,069,100 shares of common stock outstanding of the combined entity.


PART II
INFORMATION NOT IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.
Estimated expenses payable by the Company in connection with the registration of Common Stock covered hereby are as follows:
Registration Fee	$1,818.51
Underwriter’s unaccountable expense allowance	0.00
Printing and engraving expenses	500.00	*
Legal fees and expenses	15,000.00
Accounting fees and expenses	5,000.00	*
Blue Sky fees and expenses	2,000.00	*
Transfer agent and registrar fees and expenses	0.00
Miscellaneous	1,000.00	*
Total	$25,318.51	*
(*) Estimate

Item 14. Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that (i) the registrant is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the registrant may, in its discretion, indemnify its other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) the registrant is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings, (iv) the rights conferred in the bylaws are not exclusive, and (v) the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

The registrant has entered into agreements with its directors and executive officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements, and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

Registrant has purchased no insurance for indemnification of its officers and directors, agents, etc., nor has there been any specific agreement for indemnification made between Registrant and any of its officers and directors, or others, with respect to indemnification for them arising out of their duties to Registrant.

Item 15. Recent Sales of Unregistered Securities.
1.	(a)	Securities Sold. In June 2003, 11,000,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to David Loflin (9,000,000 shares) and FMF Investments, Ltd. (2,000,000 shares)
	(c)	Consideration. Such shares of Common Stock were issued in exchange for all of the outstanding shares of Air-Q Corp., a Nevada corporation.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchasers were sophisticated investors capable of evaluating an investment in the Company.

2.	(a)	Securities Sold. In June 2003, 1,250,000 shares of Company Common Stock were sold.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were sold to Heyer Capital Fund.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement for $125,000 in cash.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

3.	(a)	Securities Sold. In June 2003, a total of 5,000,000 common stock purchase warrants of the Company were issued.
	(b)	Underwriter or Other Purchasers. Such options were issued to Heyer Capital Fund.
	(c)	Consideration. Such warrants were issued pursuant to a securities purchase agreement.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

(e)

Terms of Conversion or Exercise. Exercise prices of the warrants: 1,250,000 shares at $.20 per share; 1,250,000 shares at $.30 per share; 1,250,000 shares at $.40 per share; and 1,250,000 shares at $.50 per share. All of the warrants are exercisable for a period of five years from issuance.

4.	(a)	Securities Sold. In June 2003, 1,250,000 shares of Company Common Stock were sold.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were sold to 1008212 Alberta Ltd.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement for $125,000 in cash.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

5.	(a)	Securities Sold. In June 2003, a total of 5,000,000 common stock purchase warrants of the Company were issued.
	(b)	Underwriter or Other Purchasers. Such options were issued to 1008212 Alberta Ltd.
	(c)	Consideration. Such warrants were issued pursuant to a securities purchase agreement.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

(e)

Terms of Conversion or Exercise. Exercise prices of the warrants: 1,250,000 shares at $.20 per share; 1,250,000 shares at $.30 per share; 1,250,000 shares at $.40 per share; and 1,250,000 shares at $.50 per share. All of the warrants are exercisable for a period of five years from issuance.

6.	(a)	Securities Sold. In June 2003, 1,250,000 shares of Company Common Stock were sold.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were sold to Douglasdale Capital Ltd.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement for $125,000 in cash.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

7.	(a)	Securities Sold. In June 2003, a total of 5,000,000 common stock purchase warrants of the Company were issued.
	(b)	Underwriter or Other Purchasers. Such options were issued to Douglasdale Capital Ltd.
	(c)	Consideration. Such warrants were issued pursuant to a securities purchase agreement.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

(e)

Terms of Conversion or Exercise. Exercise prices of the warrants: 1,250,000 shares at $.20 per share; 1,250,000 shares at $.30 per share; 1,250,000 shares at $.40 per share; and 1,250,000 shares at $.50 per share. All of the warrants are exercisable for a period of five years from issuance.

8.	(a)	Securities Sold. In June 2003, 1,250,000 shares of Company Common Stock were sold.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were sold to Douglasbank Capital Ltd.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement for $125,000 in cash.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

9.	(a)	Securities Sold. In June 2003, a total of 5,000,000 common stock purchase warrants of the Company were issued.
	(b)	Underwriter or Other Purchasers. Such options were issued to Douglasbank Capital Ltd.
	(c)	Consideration. Such warrants were issued pursuant to a securities purchase agreement.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

(e)

Terms of Conversion or Exercise. Exercise prices of the warrants: 1,250,000 shares at $.20 per share; 1,250,000 shares at $.30 per share; 1,250,000 shares at $.40 per share; and 1,250,000 shares at $.50 per share. All of the warrants are exercisable for a period of five years from issuance.

10.	(a)	Securities Sold. In June 2003, 300,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan, Attorneys at Law.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to consulting and legal services agreement and were valued at $30,000.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

11.	(a)	Securities Sold. In June 2003, 500,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $50,000.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

12.	(a)	Securities Sold. In July 2003, 400,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Steven Viegas.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $40,000.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

13.	(a)	Securities Sold. In July 2003, 250,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to B. Edward Haun & Company.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $25,000.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

14.	(a)	Securities Sold. In July 2003, 500,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Waddell D. Loflin.
	(c)	Consideration. Such shares of Common Stock were issued as a bonus and were valued at $50,000.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

15.	(a)	Securities Sold. In August 2003, 625,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Camelot Lakes, Ltd.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $468,750.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

16.	(a)	Securities Sold. In August 2003, 500,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Integrity Securities, LLC.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $375,000.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

17.	(a)	Securities Sold. In September 2003, a total of 4,000,000 common stock purchase warrants of the Company were issued.
	(b)	Underwriter or Other Purchasers. Such options were issued to Shelter Capital Ltd.
	(c)	Consideration. Such warrants were issued pursuant to a finder’s fee agreement.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

(e)

Terms of Conversion or Exercise. Exercise prices of the warrants: 1,000,000 shares at $.20 per share; 1,000,000 shares at $.30 per share; 1,000,000 shares at $.40 per share; and 1,000,000 shares at $.50 per share. All of the warrants are exercisable for a period of five years from issuance.

Item 16. Exhibits and Financial Statements Schedules.
1. Exhibits.
Exhibit No.	Description
*	3.1	Certificate of Amendment of Certificate of Incorporation of Registrant.
**	3.2	Restated Certificate of Incorporation of Registrant.
**	3.3	Bylaws of Registrant.
@	4.1	Specimen Common Stock Certificate.
#	5.1	Opinion of Newlan & Newlan, Attorneys at Law, re: Legality.
***	10.1	Stock Purchase Agreement among Registrant and the Shareholders of Air-Q Corp., dated as of June 20, 2003.
***	10.2	Consulting Agreement between Registrant and A.L.P. Investments, Inc., dated as of June 20, 2003.
***	10.3	Securities Purchase Agreement between Registrant and Douglasdale Capital Ltd., dated as of June 20, 2003.
***	10.4	$.20 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
***	10.5	$.30 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
***	10.6	$.40 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
***	10.7	$.50 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
***	10.8	Securities Purchase Agreement between Registrant and Douglasbank Capital Ltd., dated as of June 20, 2003.
***	10.9	$.20 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
***	10.10	$.30 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
***	10.11	$.40 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
***	10.12	$.50 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
#	10.13	Securities Purchase Agreement between Registrant and Heyer Capital Fund, dated as of June 27, 2003.
#	10.14	$.20 Warrant Agreement between Registrant and Heyer Capital Fund, dated June 27, 2003.
#	10.15	$.30 Warrant Agreement between Registrant and Heyer Capital Fund, dated June 27, 2003.
#	10.16	$.40 Warrant Agreement between Registrant and Heyer Capital Fund, dated June 27, 2003.
#	10.17	$.50 Warrant Agreement between Registrant and Heyer Capital Fund, dated June 27, 2003.
#	10.18	Securities Purchase Agreement between Registrant and 1008212 Alberta Ltd., dated as of June 27, 2003.
#	10.19	$.20 Warrant Agreement between Registrant and 1008212 Alberta Ltd., dated June 27, 2003.
#	10.20	$.30 Warrant Agreement between Registrant and 1008212 Alberta Ltd., dated June 27, 2003.
#	10.21	$.40 Warrant Agreement between Registrant and 1008212 Alberta Ltd., dated June 27, 2003.
#	10.22	$.50 Warrant Agreement between Registrant and 1008212 Alberta Ltd., dated June 27, 2003.
#	10.23	Consulting and Legal Services Agreement between Registrant and Newlan & Newlan, Attorneys at Law, dated as of June 20, 2003.
#	10.24	Consulting Agreement between Registrant and Peter Rochow, dated as of June 20, 2003.
@	10.25	Consulting Agreement between Registrant and Steven Viegas, dated as of July 14, 2003.
@	10.26	Consulting Agreement between Registrant and B. Edward Haun & Company, dated as of July 14, 2003.
#	10.27	Consulting Agreement between Registrant and Camelot Lakes, Ltd., dated as of August 3, 2003.
#	10.28	Consulting Agreement between Registrant and Integrity Securities, LLC, dated as of August 13, 2003.
#	10.29	$.20 Warrant Agreement between Registrant and Shelter Capital Ltd., dated September 15, 2003.
#	10.30	$.30 Warrant Agreement between Registrant and Shelter Capital Ltd., dated September 15, 2003.
#	10.31	$.30 Warrant Agreement between Registrant and Shelter Capital Ltd., dated September 15, 2003.
#	10.32	$.30 Warrant Agreement between Registrant and Shelter Capital Ltd., dated September 15, 2003.
#	22.1	Subsidiaries of Registrant.
#	23.1	Consent of Malone & Bailey, PLLC, independent auditors.
#	23.2	Consent of Newlan & Newlan, Attorneys at Law.
#	Filed herewith.
@	To be filed on amendment.
*	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on June 25, 2003.
**	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on September 30, 2003.
***	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on June 27, 2003, and amended on August 15, 2003.
2. Financial Statement Schedules.
All schedules are omitted since they are furnished elsewhere in the Prospectus.

Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To included any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act);
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2003.

AIR-Q WI-FI CORPORATION

By:	/s/ DAVID LOFLIN
David Loflin President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:
Signatures	Title(s)	Date

/s DAVID LOFLIN	September 30, 2003
David Loflin	President, Acting Chief Financial Officer (Principal Financial Officer) and Director

/s/ WADDELL D. LOFLIN	September 30, 2003
Waddell D. Loflin	Vice President, Secretary and Director